EXHIBIT (h)(5)


                               MACKENZIE SOLUTIONS

                  FUND ACCOUNTING SERVICES AGREEMENT SUPPLEMENT

                 International Solutions I - Conservative Growth
                  International Solutions II - Balanced Growth
                  International Solutions III - Moderate Growth International Solutions IV - Long-Term Growth International Solutions V - Aggressive Growth


         AGREEMENT made as of the 28th day of June, 1999, by and between Mackenzie Solutions (the "Trust") and Mackenzie Investment Management Inc. (the "Agent").

         WHEREAS, the Trust is an open-end investment company organized as a Massachusetts business trust and consists of such separate investment portfolios as have been or may be established and designated by the Trustees of the Trust from time to time;

         WHEREAS, a separate class of shares of the Trust is offered to investors with respect to each investment portfolio;

         WHEREAS, the Trust has adopted a Master Fund Accounting Services Agreement (the "Master Agreement") dated as of June 28th, 1999, pursuant to which the Trust has appointed the Agent to provide the fund accounting services specified in the Master Agreement; and

         WHEREAS, International Solutions I - Conservative Growth, International Solutions II -Balanced Growth, International Solutions III - Moderate Growth, International Solutions IV - Long-Term Growth and International Solutions V - Aggressive Growth (the "Funds") are separate investment portfolios of the Trust:

         NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

         1. As provided for in the Master Agreement, the Trust hereby adopts the Master Agreement with respect to each Fund, and the Agent hereby acknowledges that the Master Agreement shall pertain to each Fund, the terms and conditions of such Master Agreement being hereby incorporated herein by reference.

         2. The term "Fund" as used in the Master Agreement shall, for purposes of this Supplement, pertain to the Funds.

         3. As provided in the Master Agreement and subject to further conditions as set forth therein, the Fund shall pay the Agent a monthly fee based upon the rate(s) set forth in the Fee Schedule attached hereto as Annex 1.

         4. This Supplement and the Master Agreement (together, the "Agreement") shall become effective with respect to the Funds as of the date specified above and unless sooner terminated as hereinafter provided, the Agreement shall remain in effect with respect to each Fund for a period of more than one (1) year from such date only so long as the continuance is specifically approved at least annually by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees. This Agreement may be terminated with respect to a Fund, without payment of any penalty, by the Fund upon at least ninety (90) days' prior written notice to the Agent or by the Agent upon at least ninety (90) days' prior written notice to the Trust; provided, that in the case of termination by a Fund, such action shall have been authorized by the Trust's Board of Trustees, including the vote or written consent of a majority of the Trust's Independent Trustees.


                              MACKENZIE SOLUTIONS,
                              on behalf of International Solutions
                              I     -     Conservative     Growth,
                              International    Solutions    II   -
                              Balanced    Growth,    International
                              Solutions  III  -  Moderate  Growth,
                              International    Solutions    IV   -
                              Long-Term   Growth,    International
                              Solutions V - Aggressive Growth



                            By: /s/ KEITH J. CARLSON
                                Keith J. Carlson, President



                    MACKENZIE INVESTMENT MANAGEMENT INC.


                            By: /s/ MICHAEL G. LANDRY
                                Michael G. Landry, President


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                                     ANNEX 1

                       FUND ACCOUNTING SERVICES AGREEMENT
                                  FEE SCHEDULE


                 International Solutions I - Conservative Growth
                  International Solutions II - Balanced Growth
                  International Solutions III - Moderate Growth International Solutions IV - Long-Term Growth International Solutions V - Aggressive Growth


Net Assets of Fund at Preceding Month's End           Monthly Fee

Less than or equal to $10 million                     $1,250

Between $10 million and $40 million                   $2,500

Between $40 million and $75 million                   $5,000

Over $75 million                                      $6,500